UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

Hepion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Identification No.)

34 Shrewsbury Ave., Suite 1D

Red Bank, NJ 07701

(Address of principal executive offices)

(732) 902-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	HEPA	OTC QB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 17, 2026, Hepion Pharmaceuticals, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Meeting”).

As of April 28, 2026, the record date for the Meeting, there were 29,119,476 shares of our common stock outstanding (including 85,581 shares of common stock issuable upon conversion of the Series A Preferred Stock).

At the Meeting, the stockholders voted on the following three proposals and cast their votes as follows:

1. To elect the five (5) persons named herein as nominees for directors of the Company, to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified consisting of Gary Stetz, Vincent LoPriore, Michael Purcell, Sireesh Appajosyula and Chase LoPriore.

Name	Votes For	Withhold	Broker Non-Vote
Gary Stetz	13,498,755	153,947	4,816,704
Vincent LoPriore	13,492,507	160,195	4,816,704
Michael Purcell	13,186,912	465,790	4,816,704
Sireesh Appajosyula	13,503,469	149,233	4,816,704
Chase LoPriore	13,492,110	160,592	4,816,704

2. To ratify the appointment of Grassi & Co., CPAs, P.C, as the Company’s independent auditors for the fiscal year ending December 31, 2026.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
18,128,998	116,985	223,423	0

3. To approve an amendment to the Company’s 2023 Omnibus Equity Incentive Plan to increase the number of shares issuable thereunder to 8,000,000 from 200,000.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
13,442,072	208,879	1,751	4,816,704

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2026	Hepion Pharmaceuticals, Inc.

	By:	/s/ Gary Stetz
Gary Stetz
Interim Chief Executive Officer

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